Exhibit 10.1

EXECUTION VERSION

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”) is made and entered into as of February 8, 2023 (the “Agreement Date”), by and among (i) Globus Medical, Inc., a Delaware corporation (“Parent”), (ii) NuVasive, Inc., a Delaware corporation (the “Company”), and (iii) David Paul and Sonali Paul (collectively, the “Stockholders”). Each of Parent, the Company and the Stockholders are sometimes referred to as a “Party” and collectively as the “Parties”. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

A. Concurrently with the execution and delivery of this Agreement, Parent, the Company and Zebra Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”).

B. As of the Agreement Date, the Stockholders are the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the shares of Common Stock of Parent described on Exhibit A (the “Owned Shares”, and the Owned Shares together with any additional shares of Common Stock that the Stockholders may acquire record and/or beneficial ownership of after the Agreement Date, the “Covered Shares”).

C. As an inducement to the willingness of the Company to enter into the Merger Agreement, the Company has required that the Stockholders enter into this Agreement with respect to the Covered Shares, and the Stockholders desire to enter into this Agreement to induce the Company to enter into the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Agreement to Vote the Covered Shares.

1.1. Voting Agreement. Until the earliest to occur of (a) the Effective Time, (b) a Parent Adverse Recommendation Change effected in compliance with Section 7.06 of the Merger Agreement, (c) receipt of the Parent Stockholder Approval, and (d) such date and time as the Merger Agreement shall be validly terminated pursuant to Article IX thereof (as applicable, the “Expiration Time”), at every meeting of Parent’s stockholders at which the approval of the issuance of shares of Parent Class A Common Stock in connection with the Merger (the “Issuance”) is to be voted on (and at every adjournment or postponement thereof), and on any action or approval of Parent’s stockholders by written consent with respect to the Issuance, the Stockholders shall vote (including via proxy) all of the Stockholders’ Covered Shares in accordance with the Parent Board Recommendation.

1.2. Quorum. Until the Expiration Time, at every meeting of Parent’s stockholders (and at every adjournment or postponement thereof), the Stockholders shall be represented in person or by proxy at such meeting (or cause the holders of record on any applicable record date to be represented in person or by proxy at such meeting) in order for the Covered Shares to be counted as present for purposes of establishing a quorum.

2. Miscellaneous.

2.1. No Transfer of Covered Shares. Until the Expiration Time, the Stockholders agree not to directly or indirectly transfer any Covered Shares, other than (i) with the prior written consent of the Company, (ii) (a) to any member of Stockholders’ immediate family, or to a trust for the benefit of the Stockholders or any member of Stockholders’ immediate family, or otherwise for estate planning purposes, (b) by will or under the laws of intestacy upon the death of Stockholders or (c) pursuant to a qualified domestic order; provided, however, that a Transfer referred to in clauses (ii) of this sentence shall be permitted only if the transferee agrees in a written document, reasonably satisfactory in form and substance to the Company, to be bound by all of the terms of this Agreement.

2.2. Regulatory Support. Until the earlier of the Effective Time and the valid termination of the Merger Agreement, the Stockholders shall use reasonable best efforts to assist and cooperate in obtaining the Required Regulatory Approvals, and shall not take any action which would limit, impair or delay Parent in taking any action or making any commitment or otherwise complying with its obligations as set forth in Section 7.07 of the Merger Agreement; provided, however, that nothing in this provision shall require the Stockholders to divest or agree to any restriction on any Parent Common Stock held by the Stockholders.

2.3. Non-Solicitation. From and after the date hereof until the Expiration Time, the Stockholders will not, and will not permit any entity under such Stockholders’ control to, take any action that Parent is prohibited from taking pursuant to Section 7.05 of the Merger Agreement.

2.4. Termination. This Agreement shall automatically terminate without further action by any of the Parties hereto and shall have no further force or effect as of the Expiration Time, provided that Sections 2.2 and 2.6 shall continue until the earlier of the Effective Time and the valid termination of the Merger Agreement.

2.5. Exclusive Remedy. The Company’s right to receive the one-time payment of the Parent Termination Fee pursuant to the applicable provisions of the Merger Agreement shall be the sole and exclusive remedy available to the Company or any of its former, current or future equityholders, directors, officers, Affiliates, agents or Representatives against Parent or the Stockholders or any of Parent’s respective former, current or future equityholders, directors, officers, Affiliates, agents or Representatives with respect to this Agreement or any breach of any covenant or obligation of the Stockholders contained herein, and, upon such payment of the Parent Termination Fee, (i) in no event may the Company or any of its former, current or future equityholders, directors, officers, Affiliates, agents or Representatives seek to recover any other money damages or seek any other remedy based on a claim in Law or equity with respect to any breach, termination or failure of or under this Agreement and (ii) none of Parent or the Stockholders or any of Parent’s respective former, current or future equityholders, directors, officers, Affiliates, agents or Representatives shall have any further Liability relating to or arising out of this Agreement. The Company expressly waives the right to seek specific performance of the Stockholders’ obligations or covenants under this Agreement and covenants and agrees not to seek any injunction, order or other equitable remedy with respect to the performance of the Stockholders’ obligations hereunder or the voting of the Covered Shares.

2.6. Other Miscellaneous Provisions. The following provisions of the Merger Agreement shall apply mutatis mutandis to this Agreement: Section 10.06 (Applicable Law; Jurisdiction), Section 10.07 (Waiver of Jury Trial), and the last sentence of Section 10.05 (Counterparts).

[Signature page follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

GLOBUS MEDICAL, INC.

By:	/s/ Daniel Scavilla
Name: Daniel Scavilla
Title: Chief Executive Officer and President

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

NUVASIVE, INC.

By:	/s/ J. Chris Barry
Name: J. Chris Barry
Title: Chief Executive Officer

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

/s/ David Paul
David Paul

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

/s/ Sonali Paul
Sonali Paul

[Signature Page to Voting Agreement]

Exhibit A

Stockholder Name	Shares of Parent Class B Common Stock
David Paul and Sonali Paul	20,867,524